Exhibit 10.32

EWT HOLDINGS I CORP.
RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT (this “Agreement”), effective as of the grant date (the “Date of Grant”) set forth on Appendix A hereto, is between EWT Holdings I Corp., a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on Appendix A hereto (the “Grantee”).

1.                                      Grant of Restricted Stock Units.  The Company hereby grants to the Grantee a number of restricted stock units (the “RSUs”) equal to the quotient of (i) the amount set forth on Appendix A hereto as the “Aggregate Grant Amount,” divided by (ii) the closing price of one Share on the first day of trading following the IPO Date as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date (such equation, the “RSU Grant Formula”). The Company is authorized to supply the number of RSUs set forth on Appendix A hereto following the Date of Grant based on the RSU Grant Formula.  Each RSU shall represent the right of the Grantee to receive one Share in accordance with and subject to the terms of this Agreement.  The grant shall be effective upon the execution of this Agreement by both parties hereto; provided, however, that in the event that the Initial Public Offering does not occur within six months following the date hereof, the grant of RSUs hereunder shall be deemed null and void.

2.                                      Definitions.  For purposes of this Agreement:

2.1                               “Board” means the Board of Directors of the Company or the compensation committee thereof.

2.2                               “Cause” means (a) if the Grantee is a party to an employment or a severance agreement with the Company or one of the Subsidiaries in which “cause” is defined, the occurrence of any circumstances defined as “cause” in such employment or severance agreement, or (b) if the Grantee is not a party to an employment or severance agreement with the Company or one of the Subsidiaries in which “cause” is defined, (i) the Grantee’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (A) any felony (or crime of similar classification in non-U.S. jurisdictions) or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether of the United States or any state thereof or any similar foreign law to which the Grantee may be subject, (ii) the Grantee being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or any of the Subsidiaries or the performance of the Grantee’s duties, (iii) the Grantee’s willful failure to (A) follow a reasonable and lawful directive of the Company or of the Subsidiary at which the Grantee is employed or to which the Grantee provides services, or the Board or (B) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary at which the Grantee is employed or to which the Grantee provides services which, if not complied with, would reasonably be expected to have an adverse effect (other than a de minimis adverse effect) on the business or financial condition of the Company, (iv) the Grantee’s violation of the Grantee’s employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the

Grantee is subject or (v) the Grantee’s deliberate and continued failure to perform the Grantee’s material duties to the Company or any of its Subsidiaries.

2.3                               “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or any similar corporate event or transaction.

2.4                               “Fair Market Value” means, as of any date: (a) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the value of such Shares on that date, as determined by the Board in good faith; or (b) if the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices.

2.5                               “Initial Public Offering” the consummation of the Company’s first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the United States Securities and Exchange Commission.

2.6                               “IPO Date” means the date upon which the registration statement pursuant to which the Company intends to undertake the Initial Public Offering is filed with, and declared effective by, the United States Securities and Exchange Commission.

2.7                               “Shares” means shares of common stock, par value $0.01, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.8                               “Subsidiary” means any corporation (or other legal entity) which is a subsidiary corporation (or would be a subsidiary corporation if such entity were a corporation) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, with respect to the Company.

2.9                               “Termination”, “Terminated” or “Terminates” shall mean the Grantee ceasing to be employed by the Company and its Subsidiaries for any reason whatsoever (including by reason of death, disability or adjudicated incompetency).

2.10                        “Vesting Date” means the second anniversary of the IPO Date.

3.                                      Administration.  The Board shall have the power and duty to construe and interpret this Agreement and to determine all questions arising under it.  The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Agreement in the manner and to the extent it deems necessary to carry out the intent of this Agreement.  The Board’s interpretations and determinations shall be final, binding and conclusive.

4.                                      Vesting; Settlement.  Upon the Vesting Date (subject to the Grantee’s employment with the Company or one of its Subsidiaries not having Terminated on or before such Vesting Date except as specifically provided herein), each RSU granted hereunder will vest and become settled by the delivery to the Grantee of one Share as of the Vesting Date.  Notwithstanding the foregoing, upon the occurrence of a “Change in Control” (as defined in the EWT Holdings I Corp. Stock Option Plan, effective March 6, 2014) prior to the Vesting Date (subject to the Grantee’s employment with the Company or one of its Subsidiaries not having Terminated on or before the date upon which such Change in Control occurs), each RSU granted hereunder shall immediately vest and settle in full as set forth above as of the date of such Change in Control.

5.                                      Termination.  Notwithstanding anything contained in this Agreement to the contrary, if the Grantee’s employment is Terminated by the Company without “Cause” prior to the Vesting Date, each RSU granted hereunder shall remain outstanding and eligible to vest and settle pursuant to Section 4 hereof as though the Grantee had remained employed by the Company or one of its Subsidiaries through such date.  If the Grantee’s employment Terminates for any other reason prior to the Vesting Date, each RSU granted hereunder shall be forfeited and canceled as of the date of such Termination for no consideration.

6.                                      Adjustment upon Changes in Capitalization.  In the event of a Change in Capitalization, the Board shall conclusively determine the appropriate adjustments, if any, to the number and class of Shares or other stock or securities (of the Company or any other corporation or entity), cash or other property which are subject to the RSUs in order to prevent dilution or enlargement of the rights intended hereunder.  If, by reason of a Change in Capitalization, the Grantee shall be entitled to RSUs with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares with respect to the RSUs prior to such Change in Capitalization.

7.                                      Shareholder Rights.  The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares unless and until the Grantee’s RSUs are settled in Shares.

8.                                      Non-transferability of Award.  The Grantee understands, acknowledges and agrees that, the RSUs may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of except other than by will or the laws of descent and distribution.

9.                                      Miscellaneous.

9.1                               Law; Submission to Jurisdiction; Waiver of Jury Trial.

A.                                    Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

B.                                    Submission to Jurisdiction; Waiver of Jury Trial.  Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York in New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of New York in New York County, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such litigation.  To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.  Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that either of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any litigation.

9.2                               Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.3                               Binding Effect; Assignment; Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Grantee without the prior written consent of the Company.

9.4                               Amendments and Waivers. Subject to applicable law, this Agreement and any of the provisions hereof may be amended, modified, or supplemented, in whole or in part, only in a writing signed by all parties hereto.  The waiver by a party hereto of a breach by another party hereto of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other party or as a waiver of any other or subsequent breach by such other party, except as otherwise explicitly provided for in the writing evidencing such waiver. The waiver by a party hereto of a breach by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of such breach by any other party hereto except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.5                               Counterparts.  This Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

9.6                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.  By signing the signature page hereto, the Grantee acknowledges and agrees that the Grantee has no further rights under the retention bonus letter agreement by and between the Grantee and Evoqua Water Technologies LLC, dated as of September 14, 2017, and that Evoqua Water Technologies LLC is an intended third party beneficiary hereof.

9.7                               Withholding.  The Company shall have the right to withhold from any amounts deliverable hereunder to the Grantee a number of Shares with an aggregate Fair Market Value equal to such amount as shall be sufficient to satisfy all federal, state and local withholding tax requirements relating thereto.

9.8                               No Right to Continued Employment or Business Relationship.  This Agreement shall not confer upon the Grantee any right with respect to continued employment or a continued business relationship with the Company or any affiliate thereof, nor shall it interfere in any way with the right of the Company or any affiliate thereof to Terminate the Grantee at any time.

9.9                               General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.  Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

EWT HOLDINGS I CORP.

By:
Name:
Title:

Agreed and acknowledged as
of the Date of Grant:

Name:

Appendix A

Grantee’s Name:

Date of Grant:

Aggregate Grant Amount:

Number of RSUs: